Exhibit 99.1

Reconciliation of NCI Annual Adjusted EBITDA 5 ($ in millions) 2014 Net income (loss) $11 Income taxes 1 Interest expense, net 12 Depreciation & amortization 36 Reported EBITDA $61 401(k) stock contributions 0 Stock-based compensation 10 Goodwill & other intangible asset impairment 0 Cash restructuring charges 0 Acquisition-related costs 0 Transaction costs 0 Lower of cost or market adjustment 0 Asset impairments (recoveries) 0 Executive retirement 0 Non-cash real estate write down, net of tax 0 Debt refinancing 0 Debt extinguishment costs, net 0 Gain on insurance recovery (1) Secondary offering costs 1 Strategic development costs 5 Umreimbursed business interruption costs 0 Embedded derivative 0 Pre-acquisition contingency adjustment 0 Adjusted EBITDA $76